UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2023

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

233 Wilshire Blvd. Suite 400 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPNT	Nasdaq Stock Market LLC

Item 1.02 Termination of a Material Definitive Agreement.

On March 2, 2023, in connection with the Merger (as defined below), Opiant Pharmaceuticals, Inc. (“Opiant”) terminated and repaid in full all outstanding obligations due under the Note Purchase Agreement, dated as of December 10, 2020 (as amended, the “Note Purchase Agreement”) by and among the Company, Opiant Pharmaceuticals UK Ltd., a corporation incorporated in the United Kingdom, the other borrowers from time to time party thereto, the Lenders and Pontifax Medison Finance GP, L.P., in its capacity as administrative agent and collateral agent for itself and the Lenders, relating to certain term loans issued pursuant thereto. In connection with the termination and repayment in full of all outstanding obligations under the Note Purchase Agreement, all related liens and security interests securing the Note Purchase Agreement were terminated and released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced, Opiant entered into an Agreement and Plan of Merger, dated November 13, 2022 (the “Merger Agreement”) with Indivior Inc., a Delaware corporation (“Parent”) and a wholly owned subsidiary of Indivior PLC (“Indivior”), and Olive Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). As previously announced, on March 1, 2023, at a special meeting of stockholders of Opiant, the stockholders of Opiant approved the Merger Agreement. The Merger Agreement provides, among other things, at the Effective Time (as defined in the Merger Agreement) and subject to the terms and conditions set forth therein, that Merger Sub was merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Opiant common stock, par value $0.001 (the “Opiant Common Stock”), was suspended from trading on the Nasdaq Stock Market LLC (“Nasdaq”) prior to the open of trading on March 2, 2023.

At the Effective Time, and as a result of the Merger:

•Each share of Opiant Common Stock, issued and outstanding immediately prior to the Effective Time (other than Opiant Common Stock cancelled in accordance with the Merger Agreement and Dissenting Shares (as defined in the Merger Agreement)) was converted into the right to receive (i) $20.00 in cash, without interest, less any applicable withholding taxes (the “Upfront Consideration”), and (ii) one contingent value right (“CVR”) representing four contingent cash payments with an aggregate maximum amount payable of $8.00, without interest, if certain milestones related to the net sales of products containing an intranasal formulation of nalmefene are achieved, for each share of Opiant Common Stock you own (collectively, the “Merger Consideration”).

Effective as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

•Each option to purchase Opiant Common Stock granted under any Company Equity Plan (as defined in the Merger Agreement) or otherwise (each, a “Company Option”) was cancelled and converted into the right to receive (without interest, and less any applicable withholding taxes) (i) with respect to each Company Option which has a per share exercise price that is less than or equal to the Upfront Consideration (each, an “In the Money Option”): (A) an amount in cash equal to the product of (I) the excess, if any, of the Upfront Consideration over the applicable per share exercise price of such cancelled In the Money Option multiplied by (II) the number of shares of Opiant Common Stock subject to such In the Money Option immediately prior to the Effective Time; and (B) a CVR with respect to each share of Opiant Common Stock subject to such In the Money Option immediately prior to the Effective Time; and (ii) with respect to each Company Option which has a per share exercise price that is greater than the Upfront Consideration but less than $28.00 (each, an “Out of the Money Option”), such cash payments, if any, from Parent with respect to each share of Opiant Common Stock subject to the Out of the Money Option upon any Milestone Payment Date (as defined in the Merger Agreement), equal to the product of (A) (1) the amount by which the Per Share Value Paid (as defined in the Merger Agreement) as of the Milestone Payment Date exceeds the exercise price payable per share of Opiant Common Stock under such Out of the Money Option, less (2) the amount per share of Opiant Common Stock of all payments previously made with respect to such Out of the Money Option pursuant to the Merger Agreement, multiplied by (B) the number of shares of Opiant Common Stock subject to such Out of the Money Option as of immediately prior to the Effective Time. Notwithstanding anything in the Merger Agreement to the contrary, (A) any Company Option which has a per share exercise price that is equal to or greater than $28.00 was cancelled at the Effective Time without any consideration payable therefor and (B) with respect to each Out of the Money Option, if no contingent payment becomes payable with respect to the CVRs under the CVR Agreement (as defined in the Merger Agreement) that would result in the Per Share Value Paid as of the applicable Milestone Payment Date exceeding the exercise price per share of such Out of the Money Option, then no payment shall be made under the Merger Agreement in respect of such Out of the Money Option following the Effective Time.

•Each outstanding award of restricted stock units that corresponds to Opiant Common Stock granted under any Company Equity Plan or otherwise and that vests solely on the passage of time (each, a “Company RSU Award”) was cancelled and converted into the right to receive (without interest, and less applicable withholding taxes) (i) an amount in cash equal to the product of (A) the Upfront Consideration multiplied by (B) the number of shares of Opiant Common Stock subject to such Company RSU Award immediately prior to the Effective Time; and (ii) a CVR with respect to each share of Opiant Common Stock subject to such Company RSU Award immediately prior to the Effective Time.

•Each outstanding award of restricted stock units, performance stock units or performance units that corresponds to Opiant Common Stock granted under any Company Equity Plan or otherwise and that vests based on the achievement of performance goals (a “Company PSU Award”) was cancelled and converted into the right to receive (without interest, and less any applicable withholding taxes) (i) an amount in cash equal to the product of (A) the Upfront Consideration multiplied by (B) the number of shares of Opiant Common Stock subject to such Company PSU Award immediately prior to the Effective Time, based on the assumed achievement of “Milestone Tranche 4” within the meaning of the applicable award agreement (such number of shares, the “Company PSU Shares”) and (ii) a CVR with respect to each Company PSU Share.

•Each outstanding and unexercised warrant to purchase shares of Opiant Common Stock (a “Company Warrant”) is no longer exercisable and was cancelled and converted into the right to receive (a) a cash payment equal to (i) the excess, if any, of (A) the Upfront Consideration over (B) the exercise price payable per share of Opiant Common Stock under such Company Warrant, multiplied by (ii) the number of shares of Opiant Common Stock such holder could have purchased (assuming full vesting of all warrants) had such holder exercised such Company Warrant in full immediately prior to the Effective Time, and (b) a CVR with respect to each share of Opiant Common Stock subject to such Company Warrant immediately prior to the Effective Time.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Opiant’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on November 15, 2022, the terms of which are incorporated herein by reference.

The disclosure regarding the Merger set forth under Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date (as defined in the Merger Agreement), in connection with the consummation of the Merger, Opiant notified Nasdaq that the Merger had been consummated and requested that the trading of its common stock on Nasdaq be suspended and that the listing of its shares on Nasdaq be withdrawn. In addition, Opiant requested that Nasdaq file with the SEC a notification on Form 25 to report the delisting of its shares from Nasdaq and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of Opiant occurred, and Opiant became a direct, wholly owned subsidiary of Parent.

The information set forth in Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all of the directors and officers of Opiant immediately prior to the Effective Time ceased to be directors or officers of Opiant at the Effective Time.

Also, in connection with the Merger, Dr. Phil Skolnick entered into a letter agreement (a “Letter Agreement”) with Parent, executed on February 28, 2023, supplementing and amending his existing executive employment agreement. In accordance with the terms of Dr. Skolnick’s Letter Agreement, he was relieved of his responsibilities as Chief Scientific Officer of Opiant upon completion of the Merger and has agreed to provide transition services to Parent for a transition period of three months following the completion of the Merger. During the transition period, he will continue to be paid his current base salary and will remain eligible to participate in Opiant’s benefits plans and programs. Upon successful completion of the transition period, his employment will be terminated and he will be entitled to change in control severance benefits under his executive employment agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, Opiant’s certificate of incorporation and by-laws were amended and restated in their entirety as the certificate of incorporation in the form prescribed by the Merger Agreement and by-laws of Merger Sub as in effect immediately prior to the Effective Time, except that references therein to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name. Copies of Opiant’s amended and restated certificate of incorporation and by-laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of November 13, 2022, by and among Opiant Pharmaceuticals, Inc., Indivior, Inc., and Olive Acquisition Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 to Opiant’s Current Report on Form 8-K filed November 15, 2022).

3.1	Amended and Restated Certificate of Incorporation of Opiant Pharmaceuticals, Inc.
3.2	Second Amended and Restated Bylaws of Opiant Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2023        OPIANT PHARMACEUTICALS, INC.
                 By: /s/ David D. O’Toole
Name: David D. O’Toole
Title: Chief Financial Officer